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EXHIBIT 21

BRISTOL-MYERS SQUIBB COMPANY
SUBSIDIARY LIST

2309 Realty Corporation
3130827 CANADA INC.
345 Park Corporation
77 Wilson St., Corp.
A.G. Medical Services, P.A.
Alive & Well, Inc.
Allard Laboratories, Inc.
Allard Labs Acquisition LLC
AMCARE Limited
Apothecon, Inc.
Apothecon, S.L.
BMS GeneRx
Bioenhance Medicines, Inc.
Blisa Acquisition LLC
Blisa, Inc.
BMS Alpha Bermuda Manufacturing Finance Ltd.
BMS Antilles
BMS Bermuda Holdings Ltd.
BMS Bermuda Nominees L.L.C.
BMS Holdings Spain, S.L.
BMS Investco SAS
BMS Latin American Nominees L.L.C.
BMS Luxembourg Partners, L.L.C.
BMS Mexico Holdings L.L.C.
BMS Music Company
BMS Omega Bermuda Holdings Finance Ltd.
BMS Pharmaceutical Korea Limited
BMS Pharmaceuticals Asia Holdings B.V.
BMS Pharmaceuticals International Holdings Netherlands B.V.
BMS Pharmaceuticals Mexico Holdings B.V.
BMS Pharmaceuticals Netherland Holdings B.V.
BMS Pharmaceuticals Worldwide Holdings Netherlands B.V.
BMS Spain Investments, Inc.
BMS Swiss Holdings L.L.C.
BMS US Holdings Spain Inc.
BMS-Generiques SAS
BMSF SAS
BMSIC Pharma Handels GmbH & Co. KG
BMSIC Pharma-Handels Verwaltungs GmbH
Boclaro Inc.
Bristol (Iran) S.A.
Bristol Arzneimittel G.m.b.H.
Bristol Caribbean, Inc.
Bristol Foundation
Bristol Iran Private Company Limited
Bristol Laboratories Corporation
Bristol Laboratories Inc.
Bristol Laboratories International, S.A.

Bristol Laboratories Medical Information Systems Inc.
Bristol Pharmaceuticals K.K.
Bristol-Myers (Andes) L.L.C.
Bristol-Myers (Bangladesh) Inc.
Bristol-Myers (Japan) Limited
Bristol-Myers (Private) Limited
Bristol-Myers (Zaire) Ltd.
Bristol-Myers Award Superannuation Pty. Ltd.
Bristol-Myers Barceloneta, Inc.
Bristol-Myers Company (2001) Limited
Bristol-Myers K.K.
Bristol-Myers Lion Ltd.
Bristol-Myers Middle East S.A.L.
Bristol-Myers Nederland Inc.
Bristol-Myers Oncology Therapeutic Network, Inc.
Bristol-Myers Overseas Corporation
Bristol-Myers Overseas Corporation (Guam-Branch)
Bristol-Myers Pakistan (Pvt.) Limited
Bristol-Myers S.L.
Bristol-Myers Squibb (China) Investment Co., Ltd.
Bristol-Myers Squibb (France)
Bristol-Myers Squibb (Hong Kong) Limited
Bristol-Myers Squibb (Israel) Ltd.
Bristol-Myers Squibb (Malaysia) Sendirian Berhad
Bristol-Myers Squibb (N.Z.) Limited
Bristol-Myers Squibb (Phil.) Inc.
Bristol-Myers Squibb (Proprietary) Limited
Bristol-Myers Squibb (Russia)
Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.
Bristol-Myers Squibb (Singapore) Pte. Limited
Bristol-Myers Squibb (Taiwan) Ltd.
Bristol-Myers Squibb (Thailand) Ltd.
Bristol-Myers Squibb (West Indies) Ltd.
Bristol-Myers Squibb Aktiebolag
Bristol-Myers Squibb Antilles Holdings N.V.
Bristol-Myers Squibb Argentina S. R. L.
Bristol-Myers Squibb Asia/Pacific, Inc. (Singapore-Branch)
Bristol-Myers Squibb Auslandsbeteiligungs Holding, GmbH
Bristol-Myers Squibb Australia Pty. Ltd.
Bristol-Myers Squibb B.V.
Bristol-Myers Squibb Barceloneta Holdings, L.L.C.
Bristol-Myers Squibb Belgium SPRL
Bristol-Myers Squibb Biologics Company
Bristol-Myers Squibb Bulgaria EOOD
Bristol-Myers Squibb Business Services Limited
Bristol-Myers Squibb Canada Co.
Bristol-Myers Squibb Caribbean Company
Bristol-Myers Squibb Caribbean Holdings, L.L.C.
Bristol-Myers Squibb Cayman Ltd.
Bristol-Myers Squibb Company
Bristol-Myers Squibb Controladora de Mexico, S. de R. L. de C.V.
Bristol-Myers Squibb de Colombia Ltda.
Bristol-Myers Squibb de Costa Rica Limitada
Bristol-Myers Squibb de Guatemala Limitada

Bristol-Myers Squibb de Mexico, S de R.L. de C.V.
Bristol-Myers Squibb de Venezuela SCA
Bristol-Myers Squibb Delta Company
Bristol-Myers Squibb Delta Holdings, L.L.C.
Bristol-Myers Squibb Dominicana, S.A.
Bristol-Myers Squibb E.P E.
Bristol-Myers Squibb Ecuador Cia. Ltda.
Bristol-Myers Squibb Eesti Aktsiaselts
Bristol-Myers Squibb Employee E-Store, Inc.
Bristol-Myers Squibb Europa PLC
Bristol-Myers Squibb Europe GIE
Bristol-Myers Squibb Europe Strategic Soucing
Bristol-Myers Squibb Export GmbH
Bristol-Myers Squibb Export S.A. (Slovak Republic)
Bristol-Myers Squibb Farmaceutica Portuguesa Limitada
Bristol-Myers Squibb Finance Company
Bristol-Myers Squibb Finance Limited
Bristol-Myers Squibb Foreign Sales Corporation
Bristol-Myers Squibb G.m.b.H.
Bristol-Myers Squibb Ges. m.b.H.
Bristol-Myers Squibb Global Properties Ltd.
Bristol-Myers Squibb GmbH (Switzerland)
Bristol-Myers Squibb Holding Germany GmbH
Bristol-Myers Squibb Holdings 2002 Limited
Bristol-Myers Squibb Holdings B.V.
Bristol-Myers Squibb Holdings Ireland Limited
Bristol-Myers Squibb Holdings Limited
Bristol-Myers Squibb Holdings Limited (Ireland-Branch)
Bristol-Myers Squibb Holdings Limited (Kenya-Branch)
Bristol-Myers Squibb Holdings Pharma, Ltd. Liability Company
Bristol-Myers Squibb Hungary Kft.
Bristol-Myers Squibb Hungary Pharmaceutical Trading Ltd.
Bristol-Myers Squibb Ilaclari Limited Sirketi
Bristol-Myers Squibb Ilaclari, Inc.
Bristol-Myers Squibb Ilaclari, Inc. (Turkey-Branch)
Bristol-Myers Squibb Inlandsbeteiligungs Holding GmbH
Bristol-Myers Squibb International Company
Bristol-Myers Squibb International Corporation
Bristol-Myers Squibb International Corporation (Belgium-Branch)
Bristol-Myers Squibb International Corporation (Egypt-Branch)
Bristol-Myers Squibb International Corporation (Spain-Branch)
Bristol-Myers Squibb International Holdings Ireland Limited
Bristol-Myers Squibb International Insurance Company
Bristol-Myers Squibb International Limited
Bristol-Myers Squibb International S.r.L.
Bristol-Myers Squibb Investco, Inc.
Bristol-Myers Squibb Ireland Finance Company
Bristol-Myers Squibb Italia Finance SRL
Bristol-Myers Squibb K.K.
Bristol-Myers Squibb Korea Ltd.
Bristol-Myers Squibb Laboratories Company
Bristol-Myers Squibb Luxembourg International S.C.A.
Bristol-Myers Squibb Luxembourg S.a.r.l.
Bristol-Myers Squibb Manufacturing

Bristol-Myers Squibb Manufacturing Company
Bristol-Myers Squibb Manufacturing Holdings, L.L.C.
Bristol-Myers Squibb MEA GmbH
Bristol-Myers Squibb MEA GmbH (Saudia Arabia-Branch)
Bristol-Myers Squibb MEA GmbH.(Egypt-Branch)
Bristol-Myers Squibb Medical Imaging, Inc.
Bristol-Myers Squibb Norway Ltd.
Bristol-Myers Squibb Pakistan (Pvt.) Ltd.
Bristol-Myers Squibb Peru S.A.
Bristol-Myers Squibb Pharma (UK) Limited
Bristol-Myers Squibb Pharma Belgium SPRL
Bristol-Myers Squibb Pharma Company
Bristol-Myers Squibb Pharma France SAS
Bristol-Myers Squibb Pharma Holding Company, LLC
Bristol-Myers Squibb Pharma Italia S.r.l.
Bristol-Myers Squibb Pharma Ventures Corporation
Bristol-Myers Squibb Pharmaceuticals Limited (England)
Bristol-Myers Squibb Pharmaceuticals Limited (Ireland)
Bristol-Myers Squibb Polska Sp. z o.o.
Bristol-Myers Squibb Products S.A.
Bristol-Myers Squibb Puerto Rico, Inc.
Bristol-Myers Squibb Radiopharmaceuticals, Inc.
Bristol-Myers Squibb Research Foundation Africa
Bristol-Myers Squibb S.r.l..
Bristol-Myers Squibb Sankyo Pharmaceuticals Co., Ltd.
Bristol-Myers Squibb Sanofi-Synthelabo Partnership
Bristol-Myers Squibb Securitization L.P.
Bristol-Myers Squibb Service Ltd.
Bristol-Myers Squibb Services Sp. z o.o.
Bristol-Myers Squibb Sp. z o.o.
Bristol-Myers Squibb spol. s r.o.
Bristol-Myers Squibb Superannuation Plan Pty. Ltd.
Bristol-Myers Squibb Trustees Ltd.
Bristol-Myers Squibb UPSA
Bristol-Myers Squibb UPSA Tunisie
Bristol-Myers Squibb Zentrum uer Forschung und Fortbildung Im Gesundheitswesen G.m.b.H.
Bristol-Myers Squibb, S.L.
Cancer Research, Inc.
CJG Partners, L.P.
Clairol (China) Ltd.
Compania Bristol-Myers Squibb de Centro America (El Salvador-Branch)
Compania Bristol-Myers Squibb de Centro America (Honduras-Branch)
Compania Bristol-Myers Squibb de Centro America (Nicaragua-Branch)
Compania Bristol-Myers Squibb de Centro America (Panama-Branch)
Convatec Limited
ConvaTec Praha spol. s r.o.
CONVATEC SAS
Convatec Vertriebs G.m.b.H.
Convatec, S.L.
Convatec-Produtos Medicos, Limitada
E. R Squibb & Sons Pharmaceutical Trading Ltd.
E. R. Squibb & Sons (Andes) L.L.C.
E. R. Squibb & Sons de Venezuela SCA
E. R. Squibb & Sons Inter-American (Chile-Branch)

E. R. Squibb & Sons Inter-American Corporation
E. R. Squibb & Sons Inter-American Corporation (Colombia-Branch)
E. R. Squibb & Sons Inter-American Corporation (PRico-Branch)
E. R. Squibb & Sons Kft.
E. R. Squibb & Sons Limited
E. R. Squibb & Sons, L.L.C.
Elektrochemische Ges.Hirschfelde G.m.b.H.
ESS Partners, L.P.
EWI Corporation
Grove Insurance Company Ltd.
Grove Limited
Grove Products (Far East) Limited
Grove Products (Far East) Limited (India-Branch)
Heyden Farmaceutica Portugesa Limitada
Iris Acquisition Corp.
JG Partners, L.P.
Laboratoires Convatec S.A.
Laboratoires UPSA, SAS
Lawrence Laboratories
Linson Investments Limited
Linson Pharma Co.
Listo B.V.
Little Sycamore Limited
Mead Johnson & Company
Mead Johnson (Guangzhou) Ltd.
Mead Johnson (Manufacturing) Jamaica Limited
Mead Johnson B.V.
Mead Johnson de Mexico, S. de R.L. de C.V.
Mead Johnson Farmaceutica Limitada
Mead Johnson International Limited (Argentine-Branch)
Mead Johnson International Limited (Canada)
Mead Johnson International Limited (Colombia-Branch)
Mead Johnson Jamaica Ltd.
Mead Johnson K.K.
Mead Johnson Limited
Mead Johnson Ltd.
Mead Johnson Nutritional GmbH
Mead Johnson Properties, Inc.
MEC Subsidiary Corporation
Medical Engineering Corporation
Monarch Crown Corporation
NOVACARE Limited
Bristol-Myers Squibb
Bristol-Myers Squibb Manufacturing
Oncogen Limited Partnership
Oncology Therapeutics Network Corporation
Oncology Therapeutics Network Joint Venture, L.P.
OTN Funding Corp.
OTN Parent Corp.
Oy Bristol-Myers Squibb (Finland) AB
P. T. Bristol-Myers Squibb Indonesia Tbk
Pharmavit Praha spol. s r.o.
PRB Partners, L.P.
Princeton Pharmaceuticals, S.L.

Princeton-Produtos Farmaceuticos, LDA
PT Mead Johnson Indonesia
Recherche et Propriete Industrielle
Route 22 Real Estate Holding Corporation
Salorpharma G.m.b.H.
Sanofi Pharma Bristol-Myers Squibb SNC
Schuppert Meubelen Holten B.V.
Sino-American Shanghai Squibb Pharmaceuticals Limited
Societe Francaise de Complements Alimentaires(S.O.F.C.A.)
SOLER SCI
Sphinx Holdings Company, Inc.
Squibb (Far East) Limited
Squibb (Far East) Limited (Taiwan-Branch)
Squibb (Nigeria) Limited
Squibb (Thailand) Limited
Squibb Development Limited
Squibb Farmaceutica Portuguesa, Limitada
Squibb Manufacturing, Inc.
Squibb Middle East S.A. (Egypt-Branch)
Squibb Middle East S.A. (Jordan-Branch)
Squibb Middle East S.A. (Panama)
Squibb Overseas Investments, Inc.
Squibb Pacific Limited
Squibb Pharma G.m.b.H.
Squibb Properties, Inc.
Squibb Surgicare Limited
Squibb-von Heyden G.m.b.H.
Swords Holdings I, L.L.C.
Swords Holdings II, L.L.C.
Swords Laboratories
T S V Corporation
Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.
UPSA CONSEIL
UPSA S.r.l
UPSAMEDICA GmbH.(SWITZERLAND)
UPSAMEDICA, S.L. (Spain)
Von Heyden Pharma G.m.b.H.
Wallingford Research, Inc.
Westwood-Intrafin, S.A.
Westwood-Squibb Holdings, Inc.
Westwood-Squibb Pharmaceuticals, Inc.

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  EXHIBIT 21